419 Belle Air Ln. Warrenton, VA 20186 www.greyco.com

February 28, 2023

Management’s Report on Assessment of 2022 Compliance with Applicable Regulation AB Servicing Criteria

Greystone Servicing Company LLC and Subsidiaries (the Asserting Party) is responsible for assessing its compliance as of and for the year ended December 31, 2022 (the Reporting Period) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations. The assessment concerns the Asserting Party’s servicing efforts for its servicing “Platforms,” which consist of all the commercial and multifamily loans serviced by the Asserting Party as described in Appendix I.

The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. The Asserting Party used the criteria in paragraph (d) of Section 1122 of Regulation AB (17 C.F.R.229.1122) to assess its compliance. The servicing criteria applicable to the Platforms are listed in Appendix II as indicated.

The Asserting Party has engaged vendors to perform generalized work related to performing tax searches, payment on taxes, reporting of tax information, and issuance of flood insurance certifications. The Asserting Party has determined that these vendors are not considered “servicers” as defined in item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to these vendors as permitted by Section 200.06 of the Compliance and Disclosure Interpretations (Section 200.06). The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to those vendors. The Asserting Party requires these vendors to provide to the Asserting Party a Report on Assessment of Compliance with Regulation AB Servicing Criteria, as the means of assessing our compliance with Servicing Criterion 1122 (d)(1)(ii). The Asserting Party has not identified and is not aware of any material instances of noncompliance by the vendors.

The Asserting Party has assessed its compliance with the applicable servicing criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2022, and for the Reporting Period with respect to the Platforms taken as a whole.

RSM US LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria for the reporting period as set forth in this assertion.

February 28, 2023

/s/ Stephen Rosenberg

Stephen Rosenberg, President and Chief Executive Officer

/s/ Bruce Bolick

Bruce Bolick, Chief Financial Officer

/s/ Sharon Briskman

Sharon Briskman, Executive Vice President – Servicing and Asset Management

/s/ Jenna Unell

Jenna Unell, Senior Managing Director -Special Servicing Division

Appendix I

Listing of Assets or Platforms Subject to the Servicing Criteria Specified in Paragraph (d) of Item

1122 of Regulation AB

Platform	Description of Assets	Issuer	Public Name of Securitization	Report to be Included in Filing With SEC? (Y/N)
Platform A	All loans, other than Platforms B and C, serviced by Greystone Servicing Company LLC during the period from January 01, 2022 through December 31, 2022.	All issuers for loans, other than Platforms B and C, serviced by Greystone Servicing Company LLC during the period from January 01, 2022 through December 31, 2022.	N/A	N

Platform B

All loans serviced by Greystone Servicing Company LLC during the period from January 01, 2022 through December 31, 2022 held by or characterized as:

777 Asset Management LLC*

ACRES Capital Servicing LLC –

RCC SPE 9 (Mass Mutual)

ACRES Commercial Realty

2021-FL1 Issuer, Ltd.

ACRES Commercial Realty

2021-FL2 Issuer, Ltd.

ACRES Real Estate SPE 10,

LLC (Morgan Stanley)

ACRES Realty Funding, Inc.

Axonic Creidt Opportunities

Master Fund, LP

Axonic Multifamily Bridge

Master Fund, LP

BR Cello LLC*

BrightSpire Capital Acquisitions,

LLC*

Danville State Bank

CIBC Bank USA and Greystone

Loan Aggregator LLC (GSC

3996 - Morningside South)

CLNC 2019-FL1, Ltd.*

Column Financial, Inc.

Deutsche Bank AG, New York

Branch

Esquire Bank

Exantas Capital Corp. 2020-

RSO8, Ltd.

Exantas Capital Corp. 2020-

RSO9, Ltd.

FS CREIT Originator, LLC

FS Rialto 2022-FL4 Issuer, Ltd.

FS Rialto 2022-FL5 Issuer, Ltd.

FS Rialto 2022-FL7 Issuer, Ltd.

GCC 808 Cleveland Lender LLC

GCC Glendale Lender LLC

		Greystone	N/A	N

GCC Maricopa Lender LLC

Greystone & Co. Investments

Management II LLC and

Metropolitan Commercial Bank

Greystone Alt Bridge Funding IV

LLC

Greystone Bridge CLO XII LLC

Greystone Bridge Funding XIV

LLC

Greystone Bridge Funding IX

LLC

Greystone Bridge Funding V

LLC

Greystone Bridge Funding VI

LLC

Greystone Bridge Funding VIII

LLC

Greystone Bridge Funding X

LLC

Greystone Bridge Funding XI

LLC

Greystone Bridge Funding XV

LLC

Greystone Bridge Funding XVI

LLC

Greystone Bridge Working Cap

LLC

Greystone Business Credit II,

L.L.C.*

Greystone CMC I LLC

Greystone Commercial Capital

2021-1 LLC

Greystone Commercial Capital

2021-2 LLC

Greystone Commercial Capital

2021-3 LLC

Greystone Commercial Real

Estate Notes 2019-FL2, Ltd.

Greystone Commercial Real

Estate Notes 2021-FL3, Ltd.

Greystone Commercial Real

Estate Notes 2021-HC2, Ltd.

Greystone Funding Company

LLC

Greystone Healthcare

Management Corp.*

Greystone Inlet Real Estate

Capital LLC

Greystone Loan Aggregator

LLC (fka Greystone Mezzanine

Loan Aggregator LLC)

Greystone Mezzanine Funding

LLC

Greystone Secured Loans

Holding LLC*

IC Land Portfolio Lender LLC

Invesco Mortgage Capital Inc.

Monticello Funding, LLC –

Series BTH-54

Monticello Funding, LLC –

Series BTH-55

Monticello Structured Products,

LLC, Series MSP-17

Ontario Inc. - Poughkeepsie

Mall

Protective Life Insurance

Company

RCC Real Estate SPE 8, LLC

(JPM)

Ready Capital Mortgage

Financing 2022-FL10, LLC

Ready Capital Mortgage

Financing 2022-FL8, LLC

Ready Capital Mortgage

Financing 2022-FL9, LLC

ReadyCap Commercial, LLC

Securitized Freddie Mac Loans

Siliac Insurance Company*

Stabilis Capital Management,

LP

Stabilis JV Lending LLC

(Sagicore)

Stabilis Lending, LLC (Veritex)

Sterling National Bank and

Greystone Loan Aggregator

LLC (GSC 3981 - Golden Hills)

Sterling National Bank and

Greystone Loan Aggregator

LLC (GSC 3989 - Alaris Health)

Taconic Capital Advisors L.P.

Toorak Capital Partners LLC*

UMC Benefit Board, Inc.

US Credit Fund Trust (OP Trust)

Webster Bank, N.A.

Platform C	All loans that name Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) as Special Servicer during the period from January 01, 2022 through December 31, 2022.

All issuers of mortgage-backed securities for which Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) acted as Special Servicer involving first lien commercial mortgage loans.

BA FUNB 2001-3*

BACM 2005-1

BACM 2006-4*

BAMLL 2019-BPR*

BANK 2020-BNK30*

BANK 2021-BNK34*

BANK 2022-BNK43*

BMARK 2021-B24*

BSCMI 2006-PWR14

BSCMS 2004-PWR3

BSCMS 2004-PWR6*

BSCMS 2005-PWR7

BSCMS 2006-PWR13

BSCMS 2007-PWR15

BSCMS 2007-PWR16

BSCMSI 2006-TOP24*

CD 2006-CD2

Y

CD 2006-CD3*

CGCMT 2015-GC35

CGCMT 2016-C2

CGCMT 2016-GC36

CGCMT 2016-P3

CGCMT 2022-GC48*

CGMAT 2006-C4

COMM 2005-C6*

CSAIL 2015-C1

CSFB 2004-C4*

CSFB 2005-C3*

CSFBMC 2006-C4

CSFBMSC 2005-C4*

CSMC 2007-C3

CSMC 2016-NXSR

FREMF 2015-K51*

FREMF 2021-K122*

FRESB 2015-SB1*

FRESB 2015-SB4*

FRESB 2015-SB9

FRESB 2016-SB13*

FRESB 2016-SB15*

FRESB 2016-SB16*

FRESB 2016-SB20

FRESB 2016-SB24

FRESB 2016-SB25*

FRESB 2020-SB79*

FRESB 2021-SB86*

FRESB 2021-SB90*

GCC 2021-2*

GCC 2021-3*

GMAC 2004-C1*

GSMS 2015-GS1

GSTNE 2019-FL2*

GSTNE 2021-FL3*

GSTNE 2021-HC2*

JPM 2005-LDP3

JPM 2007-CIBC18

JPM 2007-CIBC20*

JPMCC 2005-CIBC11

JPMCC 2007-LDP11

JPMCC 2010-C1

JPMCC 2010-C2

JPMCC 2013-C10

JPMCC 2013-LC11

LBUBS 2005-C3*

LBUBS 2005-C7*

LBUBS 2007-C7

LBUBS 2008-C1*

MLCFC 2006-3

MLMT 2005-CK1

MSBAM 2016-C28

MSC 2016-BNK2

MSCI 2006-TOP21*

MSCI 2006-TOP23

MSCI 2007-IQ15*

MSCI 2007-TOP25

NCMS 2018-FL1*

PSSFC 1999-C2*

SGCMS 2020-COVE*

WBCMT 2007-C30

WBCMT 2007-C31

WBCMT 2007-C32

WFCM 2016-C36

WFCM 2017-C40

WFCM 2017-RB1*

WFCM 2019-C51

WFRBS 2014-C21

* There were no loans related to these securitizations that were specifically serviced by Greystone Servicing Company LLC during 2022

Appendix II

Applicable Servicing Criteria Specified in Paragraph (d) of Item 1122 of Regulation AB for the

Following Platforms

Platform
Section	Regulation AB Servicing Criteria	A	B	C
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X	X	X*
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X	X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X	X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

		X	X	X*
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X*
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X	X*
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X	X*
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b) (1) of this chapter.

		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X

Appendix II

Applicable Servicing Criteria Specified in Paragraph (d) of Item 1122 of Regulation AB for the

Following Platforms

Platform
Section	Regulation AB Servicing Criteria	A	B	C
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts including custodial accounts and related bank clearing accounts. These reconciliations:
1122(d)(2)(vii)(A)	Are mathematically accurate.	X	X	X*
1122(d)(2)(vii)(B)	Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements.	X	X	X*
1122(d)(2)(vii)(C)	Are reviewed and approved by someone other than the person who prepared the reconciliation.	X	X	X*
1122(d)(2)(vii)(D)

Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X*
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
1122(d)(3)(i)(A)	Are prepared in accordance with timeframes and other terms set forth in the transaction agreements.		X	X
1122(d)(3)(i)(B)	Provide information calculated in accordance with the terms specified in the transaction agreements.		X
1122(d)(3)(i)(C)	Are filed with the Commission as required by its rules and regulations.
1122(d)(3)(i)(D)	Agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X	X

Appendix II

Applicable Servicing Criteria Specified in Paragraph (d) of Item 1122 of Regulation AB for the

Following Platforms

Platform
Section	Regulation AB Servicing Criteria	A	B	C
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		X	X	X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	X	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X	X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

			X	X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

		X	X	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):
1122(d)(4)(x)(A)	Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements.	X	X
1122(d)(4)(x)(B)	Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws.	X	X
1122(d)(4)(x)(C)	Such funds were returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	X	X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X

Appendix II

Applicable Servicing Criteria Specified in Paragraph (d) of Item 1122 of Regulation AB for the

Following Platforms

Platform
Section	Regulation AB Servicing Criteria	A	B	C
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

		X	X	X*
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X	X*
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.

*There were no activities performed during the period from January 01, 2022 through December 31, 2022 with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities.